                                                                     EXHIBIT 4.4



                           SYNTHETIC INDUSTRIES, INC.


               9 1/4% SERIES B SENIOR SUBORDINATED NOTE DUE 2007

No. ________                                                CUSIP NO. __________

              Synthetic Industries, Inc., a Delaware corporation, promises to pay to Cede & Co. or registered assigns, the principal sum of ______________ _________________________________________________________ Dollars on
February 15, 2007.

              Interest Payment Dates: February 15 and August 15

              Record Dates:  February 1 and August 1

              Reference is hereby made to the further provisions of this Note set forth herein, which further provisions shall for all purposes have the same effect as if set forth at this place.

              IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

Dated:            , 1997

[Seal]
                                          SYNTHETIC INDUSTRIES, INC.


                                          By:
                                                ---------------------------

                                          By:
                                                ---------------------------

Certificate of Authentication:

United States Trust Company of New York, as Trustee, certifies that this is one of the Global Notes referred to in the within-mentioned Indenture.

By:
       ---------------------------------------------
       Authorized Signature

       UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW
YORK) ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER. THIS GLOBAL NOTE MAY NOT BE EXCHANGED, IN WHOLE OR IN PART, FOR A SECURITY REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF EXCEPT IN THE CIRCUMSTANCES SET FORTH IN SECTION 2.6 OF THE INDENTURE, AND MAY NOT BE TRANSFERRED, IN WHOLE OR IN PART, EXCEPT IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.6 OF THE INDENTURE. BENEFICIAL INTEREST IN THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH SECTION 2.6 OF THE INDENTURE.

                           SYNTHETIC INDUSTRIES, INC.

               9 1/4% SERIES B SENIOR SUBORDINATED NOTE DUE 2007


              1. Interest. Synthetic Industries, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 9 1/4% per annum from February 11, 1997 until maturity. The Company will pay interest semiannually in arrears on February 15 and August 15 of each year (each an "Interest Payment Date"), or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Notes will accrue from the most recent Interest Payment Date to which interest has been paid or, if no interest has been paid, from February 11, 1997; provided, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be August 15, 1997. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate equal to 1% per annum in excess of the interest rate then in effect to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

              2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the record date immediately preceding the Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and interest at the office or agency of the Company maintained for such purpose within the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders; provided, that payment by wire transfer of immediately available/same day funds will be required with respect to principal, premium and interest on all Global Notes. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

              3. Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice to any Holder. The Company or any of its Subsidiaries may act as Paying Agent or Registrar, except that for purposes of payments on the Notes pursuant to Sections 7 and 8 hereof, neither the Company nor any of its Affiliates may act as Paying Agent.

              4. Indenture. The Company issued the Notes under an Indenture, dated as of February 11, 1997 (the "Indenture"), between the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbb) as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are unsecured senior subordinated general obligations of the Company limited to $170,000,000 aggregate principal amount (subject to Section 2.7 of the Indenture).

              5. Optional Redemption. The Notes are not redeemable at the Company's option prior to February 15, 2002. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on February 15 of the years indicated below:

                       Year                               Percentage
                     2002  . . . . . . . . . . . . .       104.6250%
                     2003  . . . . . . . . . . . . .       103.0834%
                     2004  . . . . . . . . . . . . .       101.5417%
                     2005 and thereafter . . . . . .       100.0000%


              Notwithstanding the foregoing, on or prior to February 15, 2000, the Company may redeem at any time or from time to time up to 35% of the aggregate principal amount of the Notes originally issued, at a redemption price of 109.25% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, with the net proceeds of one or more Public Equity Offerings; provided, that at least $110.5 million in aggregate principal amount of the Notes remain outstanding following each such redemption; and provided, further, that notice of such redemption shall be given not later than

45 days and such redemption shall occur not earlier than 30 days or later than 60 days, after the date of the closing of any such Public Equity Offering.

              6. Notice of Redemption. Subject to the provisions of the Indenture, notice of redemption will be mailed by first class mail to the Holder's registered address at least 30 days but not more than 60 days before the redemption date (unless a different notice period is set forth in Section 5 hereof) to each Holder of Notes to be redeemed. If less than all Notes are to be redeemed at any time, the Trustee shall, unless otherwise set forth in the Indenture, select the Notes to be redeemed in multiples of $1,000 pro rata, by lot or in accordance with a method which the Trustee considers to be fair and appropriate. On and after the redemption date interest ceases to accrue on Notes or portions of them called for redemption (unless the Company shall default in the payment of the redemption price together with accrued and unpaid interest to the redemption date).

              7. Change of Control. In the event of a Change of Control of the Company, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes, at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the Change of Control Payment Date.

              8. Asset Sales. In the event of certain Asset Sales, the Company may be required to make an Asset Sale Offer to purchase the maximum principal amount of Notes that may be purchased out of Excess Proceeds, at an offer price in cash equal to 100% of the principal amount of the Notes plus accrued and unpaid interest thereon to the date of purchase.

              9. Restrictive Covenants. The Indenture imposes certain limitations on, among other things, the ability of the Company to consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, the ability of the Company or its Restricted Subsidiaries to dispose of certain assets, to declare or pay dividends or make certain other distributions and payments, to make certain investments or purchase, redeem, or otherwise acquire or retire for value Equity Interests, to incur additional Indebtedness or incur Liens and to enter into certain transactions with Affiliates, all subject to certain limitations described in the Indenture.

              10. Denominations, Transfer, Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. Neither the Company nor the Registrar shall be required to transfer or exchange any Notes selected for redemption. Also, the Company need not transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed.

              11. Persons Deemed Owners. The registered Holder of a Note may be treated as the owner of it for all purposes and neither the Company, the Trustee nor any Agent shall be affected by notice to the contrary.

              12. Unclaimed Money. If money for the payment of principal, premium or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

              13. Amendment, Supplement, Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer of exchange offer for the Notes). Holders of a majority in principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all the Notes waive an existing Default or Event of Default and its consequences, except a continuing Default or Event of Default in the payment of principal, premium or interest with respect to any Note held by a non-consenting Holder. Without the consent of any Holder, the Company may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency that does not adversely affect the rights of any Holder or to provide for uncertificated Notes in addition to or in place of certificated Notes or to make any change that does not adversely affect the legal rights of any Holder.

              14. Events of Default and Remedies. An Event of Default generally is: (i) default for 30 days in the payment when due of interest on any of the Notes, whether or not prohibited by the subordination provisions of the Indenture; (ii) default in payment when due (whether at maturity, upon redemption or repurchase, or otherwise) of the principal of or premium, if any, on any of the Notes, whether or not prohibited by the subordination provisions of the Indenture; (iii) failure by the Company to comply with certain of its agreements in the Indenture and the Notes; (iv) failure by the Company or any Restricted Subsidiary for 30 days after notice to comply with any of its covenants or agreements in the Indenture or the Notes other than those referred to in clauses (i), (ii) and (iii) above; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case described in clauses (a) and (b) of this subsection (v), the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more; (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days after their entry; and (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries that is a Restricted Subsidiary. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all of the principal amount of the Notes, accrued and unpaid interest thereon and all other Obligations thereunder, to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, any Significant Subsidiary that is a Restricted Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes shall become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Company must furnish an annual compliance certificate to the Trustee.

              15. Trustee Dealings with Company. United States Trust Company of New York, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its respective Subsidiaries or Affiliates with the same rights it would have if it were not Trustee.

              16. No Recourse Against Others. No past, present or future director, officer, employee, agent or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

              17. Subordination. The payment of principal, premium and interest on the Notes will be subordinated in right of payment, as set forth in the Indenture, to the prior payment in full of all Senior Debt, whether outstanding on the date of the Indenture or thereafter incurred, and senior or pari passu in right of payment to, all subordinated Indebtedness whether outstanding on the date of the Indenture or thereafter incurred.

              18. Authentication. This Note shall not be valid until the Trustee or an authenticating agent signs the certificate of authentication on the other side of this Note.

              19. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

              20. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company will cause CUSIP numbers to be printed on the Notes as a convenience to Holder of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

              21. Governing Law. This Note and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed entirely within the State of New York, without regard to principles of conflicts of law.

              22. Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

              The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: Synthetic Industries, Inc., 309 Lafayette Road, Chickamauga, GA 30707, Attention: Joseph Sinicropi, Chief Financial Officer.

                                ASSIGNMENT FORM

To assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:


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             (Insert assignee's social security or tax I.D. no.)


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-------------------------------------------------------------------------------


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            (Print or type assignee's name, address and zip code)

and irrevocably appoint __________________________ as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


-------------------------------------------------------------------------------

Your Signature:
               ----------------------------------------------------------------
              (Sign exactly as your name appears on the other side of this Note)

Date:
      ------------------------------------------

Signature Guarantee:
                     ----------------------------------------------------------

NOTICE: Your Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program; (ii) The New York Stock Exchange Medallion Program; (iii) The Stock Exchange Medallion Program; or (iv) any other guarantee program acceptable to the Trustee.

In connection with any transfer of this Note the Holder hereof may be required by the Indenture to deliver to the Trustee and the Registrar a certification substantially in the form of Exhibit B to the Indenture.

                   FORM OF OPTION OF HOLDER TO ELECT PURCHASE

              If you want to elect to have this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, check the appropriate box:

                Section 4.14  [ ]               Section 4.15  [ ]


              If you want to have only part of this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, state the amount (in integral multiples of $1,000):


$
  --------------------------------


Date:
      ------------------------------------------------


Signature:
           --------------------------------------------------------------------
            (Sign exactly as your name appears on the other side of this Note)


Signature Guarantee:
                     ---------------------------------

NOTICE: Your Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program; (ii) The New York Stock Exchange Medallion Program; (iii) The Stock Exchange Medallion Program; or (iv) any other guarantee program acceptable to the Trustee.

              SCHEDULE OF EXCHANGES FOR DEFINITIVE NOTES

The following exchanges of a part of this Global Note for Definitive Notes have been made:

                                                                   Principal Amount of         Signature of
                 Amount of decrease in   Amount of increase in      this Global Note        authorized officer
   Date of        Principal Amount of     Principal Amount of        following such         of Trustee or Note
   Exchange        this Global Note         this Global Note     decrease (or increase)          Custodian
   --------      ---------------------   ---------------------   ----------------------     ------------------